United States
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

(Date of Earliest Event Reported)

DATE OF REPORT: January 28, 2010

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No.  1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code:  (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition

As previously announced by Columbia Laboratories, Inc. (the “Company”), the Company will host an analyst and investor meeting in New York City on January 28, 2010 starting at 9:00 am, which will be accessible by means of a Web-Cast. The presentation made at the meeting will be posted on the Company’s website at www.columbialabs.com under the caption “CBRX to Host Analyst and Investor Day.” At the meeting the Company will present its current efforts in infertility, the background and status of its late-stage development project targeted at reducing pre-term birth, and provide an update on its strategy. The presentation will also include preliminary information as to the Company’s unaudited net revenues for the fiscal year ended December 31, 2009, information regarding the Company’s cash and long-term obligations at December 31, 2009, and the Company’s market capitalization. A copy of the presentation materials are furnished as Exhibit 99.1 hereto and are incorporated herein by reference.
The information contained in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Current Report including Exhibit 99.1,  shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

99.1	Presentation materials to be used by Columbia Laboratories, Inc. at an analyst and investor meeting in New York City on January 28, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  January 28, 2010

COLUMBIA LABORATORIES, INC.

By: /S/ Lawrence A. Gyenes
Lawrence A. Gyenes
Senior Vice President, Chief Financial Officer
& Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Presentation materials to be used by Columbia Laboratories, Inc. at an analyst and investor meeting in New York City on January 28, 2010.